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                            WFASC MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE

                            NON-RELOCATION MORTGAGES
                              WFASC SERIES 2000-14

                               PRICING INFORMATION

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RATING AGENCIES                         TBD by Wells Fargo

PASS THRU RATE                                       7.50%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS                 0.05%

PRICING DATE                                           TBD

FINAL STRUCTURE DUE DATE                         05-Dec-00             9:00 AM

SETTLEMENT DATE                                  22-Dec-00

ASSUMED SUB LEVELS                                     AAA              4.250%
                                                        AA              2.400%
                                                         A              1.500%
                                                       BBB              0.950%
                                                        BB              0.600%
                                                         B              0.350%

Note: AAA Class will be rated by two rating agencies. AA through B Classes will be rated by one rating agency.

* SHOULD MOODY'S PROVIDE A RATING ON THE TRANSACTION, PLEASE NOTE, THE RESIDUAL CLASS WILL NOT BE RATED.

* THIS SECURITY MAY CONTAIN PLEDGED ASSET LOANS.

WFASC may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 2000-07. THE PRINCIPAL ONLY CERTFICATE CREATED BY THE DISCOUNT MORTGAGE LOANS WILL BE INCLUDED IN THE BID ON THE PRICING DATE.

WFASC CONTACTS                                      Brad Davis (301) 846-8009
                                                    Lori Maller (301) 846-8185